EXHIBIT 23.2
                                                                    ------------




             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the use in this registration statement of Vermilion Energy Trust on Form 40-f (formerly Vermilion Resources Ltd.) of our report dated February 11, 2004, (which audit report expresses an unqualified opinion and includes an explanatory paragraph referring to our separate reporting on the consolidated financial statements which excludes note 17 to the consolidated financial statements) appearing in this registration statement.


(signed) "Deloitte & Touche LLP"
REGISTERED CHARTERED ACCOUNTANTS


Calgary, Alberta
July 2, 2004